UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

Honeywell International Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	1-8974	22-2640650
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Columbia Road Morristown, NJ	07928
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 23, 2005, Honeywell International Inc., Honeywell Bermuda L.P., Honeywell Europe S.A. and Honeywell Ltd (each an "Issuer", and together the "Issuers") established a euro-commercial paper program (the "Program") under which the Issuers may issue euro-commercial paper notes (the "Notes") up to a maximum aggregate amount outstanding at any time of EUR 1,000,000,000 or its equivalent in alternative currencies. Barclays Bank PLC, Citibank International plc, Deutsche Bank AG, London Branch and The Royal Bank of Scotland plc will act as dealers under the Program.  The Notes may have maturities ranging up to 183 days and will be senior unsecured obligations of the applicable Issuer. The Notes may be issued at a discount, or may bear fixed or floating rate interest or a coupon calculated by reference to an index or formula specified at the time of issuance. Notes issued by its subsidiary Issuers will be guaranteed by Honeywell International Inc. Amounts available under the Program may be reborrowed. The Program contains no restrictive financial or other covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honeywell International Inc. (Registrant)

Date: November 30, 2005	By:	/s/ Thomas F. Larkins
Vice President, Corporate Secretary and Deputy General Counsel